UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CISO Global, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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CISO GLOBAL, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

March 5, 2025

The Annual Meeting of Stockholders of CISO Global, Inc., a Delaware corporation, will be held at 1:00 p.m., local time, on Thursday, April 24, 2025, at 6900 E. Camelback Road, Suite 900, Scottsdale, Arizona, 85251 (the “2024 Annual Meeting”).

The 2024 Annual Meeting will be held for the following purposes:

1.	To elect directors to serve until our next annual meeting of stockholders and until their successors are elected and qualified.

2.	To ratify the appointment of Semple, Marchal & Cooper, LLP, an independent registered public accounting firm, as the independent registered public accountant of our company for the fiscal year ending December 31, 2024.

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

Only stockholders of record at the close of business on March 5, 2025 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

All stockholders are cordially invited to attend the meeting and vote in person. To assure your representation at the meeting, however, you are urged to vote by proxy as soon as possible over the Internet, by e-mail, by facsimile, or by mail by following the instructions on the proxy card. You may vote in person at the meeting even if you have previously given your proxy.

Sincerely,

/s/ Debra L. Smith
Debra L. Smith
Secretary

Scottsdale, Arizona
March 5, 2025

CISO GLOBAL, INC.

6900 E. Camelback Road, Suite 900

Scottsdale, Arizona 85251

PROXY STATEMENT

VOTING AND OTHER MATTERS

General

The enclosed proxy is being solicited on behalf of CISO Global, Inc., a Delaware corporation, by our Board of Directors for use at our Annual Meeting of Stockholders to be held at 1:00 p.m., local time, on April 24, 2025, or at any adjournment or postponement thereof, for the purposes set forth in this proxy statement and in the accompanying notice. The meeting will be held at 6900 E. Camelback Road, Suite 900, Scottsdale, Arizona, 85251. If you need directions for the location of the meeting, please call (480) 389-3444.

These proxy solicitation materials were first mailed on or about March 7, 2025 to all stockholders entitled to vote at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on April 24, 2025. These proxy materials, which include the notice of annual meeting, this proxy statement, and our 2023 Annual Report for the fiscal year ended December 31, 2023, are available at https://onlineproxyvote.com/CISO/2025.

How the Board of Directors Recommends That You Vote

The Board of Directors recommends that you vote as follows:

●	FOR the election of each of the nominee directors (Proposal One); and
●	FOR the ratification of the appointment of Semple, Marchal & Cooper, LLP as the independent registered public accountant of our company for the fiscal year ending December 31, 2024 (Proposal Two);

Stockholders Entitled to Vote; Record Date; How to Vote

Stockholders of record at the close of business on March 5, 2025, which we have set as the record date, are entitled to notice of and to vote at the meeting. On the record date, there were outstanding 14,476,057 shares of our common stock. Each stockholder voting at the meeting, either in person during the meeting or by proxy, may cast one vote per share of common stock held on all matters to be voted on at the meeting.

If, on March 5, 2025, your shares were registered directly in your name with our transfer agent, Securities Transfer Corporation, then you are a stockholder of record. As a stockholder of record, you may vote in person during the meeting. Alternatively, you may vote by proxy over the Internet, by mail by using the accompanying proxy card, or by e-mail or facsimile. Whether or not you plan to attend the meeting, we urge you to vote by proxy over the Internet, by mail by filling out and returning the enclosed proxy card, or by e-mail or facsimile as instructed on the enclosed proxy card to ensure your vote is counted. Even if you have submitted a proxy before the meeting, you may still attend the meeting and vote in person during the meeting.

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If, on March 5, 2025, your shares were held in an account at a brokerage firm, bank, or similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the meeting. As a beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote the shares in your account. You should have received voting instructions with these proxy materials from that organization rather than from us. You should follow the instructions provided by that organization to submit your proxy. You are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote your shares in person during the meeting unless you obtain a “legal proxy” from the broker, bank, or other nominee that holds your shares giving you the right to vote the shares at the meeting.

How to Attend the Meeting

You are entitled to attend the meeting only if you were a stockholder of record at the close of business on March 5, 2025, which we have set as the record date, or you hold a valid proxy for the meeting. If, on March 5, 2025, your shares were held in an account at a brokerage firm, bank, or similar organization, then you are the beneficial owner of shares held in “street name,” and you will be required to provide proof of beneficial ownership, such as your most recent account statement as of the record date, a copy of the voting instruction form provided by your broker, bank, trustee, or nominee, or other similar evidence of ownership. If you do not comply with the procedures outlined above, you will not be admitted to the annual meeting.

Quorum

The presence, in person or by proxy, of the holders of one-third of the total number of shares of common stock entitled to vote constitutes a quorum for the transaction of business at the meeting. Votes cast in person during the meeting or by proxy at the meeting will be tabulated by the election inspector appointed for the meeting, who will determine whether a quorum is present.

Required Vote

Assuming that a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote will be required for the election of each director nominee, and to ratify the appointment of Semple, Marchal & Cooper, LLP, an independent registered public accounting firm, as the independent registered public accountant of our company for the fiscal year ending December 31, 2024.

Broker Non-Votes and Abstentions

Brokers, banks, or other nominees that hold shares of common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion if permitted by the stock exchange or other organization of which they are members. Brokers, banks, and other nominees are permitted to vote the beneficial owner’s proxy in their own discretion as to certain “routine” proposals when they have not received instructions from the beneficial owner, such as the ratification of the appointment of Semple, Marchal & Cooper, LLP as the independent registered public accountant of our company for the fiscal year ending December 31, 2024 and the Adjournment Proposal. If a broker, bank, or other nominee votes such “uninstructed” shares for or against a “routine” proposal, those shares will be counted towards determining whether or not a quorum is present and are considered entitled to vote on the “routine” proposals. However, where a proposal is not “routine,” a broker, bank, or other nominee is not permitted to exercise its voting discretion on that proposal without specific instructions from the beneficial owner. These non-voted shares are referred to as “broker non-votes” when the nominee has voted on other non-routine matters with authorization or voted on routine matters. These shares will be counted towards determining whether or not a quorum is present but will not be considered entitled to vote on the “non-routine” proposals.

Please note that brokers, banks, and other nominees may not use discretionary authority to vote shares on the election of directors if they have not received specific instructions from their clients. For your vote to be counted in the election of directors, you will need to communicate your voting decisions to your broker, bank, or other nominee before the date of the meeting.

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Voting of Proxies

When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. Except as provided above under “Broker Non-Votes and Abstentions,” if no specification is indicated, the shares will be voted (1) “for” the election of each of the five director nominees set forth in this proxy statement, and (2) “for” the ratification of the appointment of Semple, Marchal & Cooper, LLP as the independent registered public accountant of our company for the fiscal year ending December 31, 2024. If any other matter is properly presented at the meeting, the individuals specified in the proxy will vote your shares using their best judgment.

Revocability of Proxies

Any person giving a proxy may revoke the proxy at any time before its use by delivering to us either a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person during the meeting (as provided under “Stockholders Entitled to Vote; Record Date; How to Vote”). Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

Solicitation

We will bear the cost of this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of our directors and officers, personally or by telephone or e-mail, without additional compensation.

Annual Report and Other Matters

Our 2024 Annual Report to Stockholders, which was made available to stockholders with or preceding this proxy statement, contains financial and other information about our company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We will provide, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 as filed with the SEC to each stockholder of record as of the record date that requests a copy in writing. Any exhibits listed in our Annual Report on Form 10-K also will be furnished upon request at the actual expense we incur in furnishing such exhibits. Any such requests should be directed to our Secretary at the address of our executive offices set forth in this proxy statement.

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PROPOSAL ONE – ELECTION OF DIRECTORS

Nominees

Our second amended and restated by-laws provide that the number of directors shall be fixed from time to time by resolution of our Board of Directors. The number of directors is currently fixed at five. Our second amended and restated by-laws provide that all directors will hold office until the next annual meeting of stockholders and until their successors are elected and qualified.

A board of five directors is to be elected at this meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them “for” each of the nominees named below. All of the nominees currently are directors of our company. In the event that any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee designated by our current Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

The following table sets forth certain information regarding the nominees for directors of our company. All of the five nominees, other than Mr. Jemmett and Mr. McCain, joined the Board of Directors on January 8, 2025.

Name	Age	Position
David G. Jemmett	58	Chief Executive Officer and Chairman of the Board
Phillip Balastos	47	Director
Mohsen (Michael) Khorassani	58	Director
Andrew Hancox	53	Director
Andrew K. McCain	62	Director

David G. Jemmett has served as our Chief Executive Officer and as Chairman of the Board of our company since our formation in March 2019. He also founded GenResults in June 2015, which we subsequently acquired in April 2019. From January 2014 to December 2014, Mr. Jemmett served as Chief Executive Officer of NantCloud, LLC, a provider of secure cloud-hosted applications for healthcare customers, and Chief Technology Officer of NantWorks, LLC, a parent company for the “Nant” family of companies. From 2005 to 2013, Mr. Jemmett served as founder and Chief Executive Officer of ClearDATA Networks Corporation, a HIPAA compliant hosting company specializing in healthcare. He has been a guest speaker on CBS, CNN, MSNBC and CSPAN, and has spoken before the U.S. Senate Subcommittee on Telecommunications and Internet Security regarding internet technologies in 1998. We believe Mr. Jemmett is qualified to serve as a director of our company due to his extensive business background, his experience in the cybersecurity industry, and his significant equity ownership in our company.

Phillip Balatsos is a seasoned Senior FX sales and trading executive with over two decades of experience in the financial sector. As Vice President at XP Investments US LLC, he has significantly expanded the firm’s presence in North America and Europe, achieving a 300% increase in FX revenue. Previously, Phillip was Director at Barclays Capital, where he managed high-value institutional relationships and led joint ventures that boosted annual revenues by millions. He began his career at Credit Suisse, rapidly advancing to Vice President supporting hedge fund sales. His entrepreneurial ventures include owning Thomas-Mackey Veterinarian Service, SeaPath Advisory LLC, and TwoMacks Properties LLC, which demonstrate his diverse expertise. He also served on the Board of Directors for Sadot Group Inc., contributing to the company’s strategic growth. Phillip holds a Bachelor of Science in Business Administration from Skidmore College and has received leadership recognition in various roles.

Mohsen (Michael) Khorassani, serves as founder and CEO of Orion 4, a corporate advisory firm, since March of 2019 where he has served as capital markets, business development and marketing advisor for many public and private companies. Before founding Orion, he spent nineteen years at Oppenheimer Private Client Division as Director of Investments focused on building and developing a successful wealth management practice. He was responsible for advising both high net-worth and institutional clients. Prior to joining Oppenheimer, he served as a Vice President at Oscar Gruss & Son, an institutional NYSE member firm where he was responsible for helping build the firm’s retail division. His responsibilities included recruiting advisors, managing teams, and sales and trading. Prior to Oscar Gruss and Son, he spent four years at Gruntal and Co. as V.P of Investments. He started his financial services career at Lehman Brothers two years earlier. Mr. Khorassani has demonstrated extensive understanding of the capital markets over his thirty years of Wall Street experience and brings with him a wealth of knowledge and deep bench of personal relationships.

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Andrew Hancox is a seasoned operating executive and investor with a strong entrepreneurial background, specializing in strategy, operations, and finance. As the Founder and Managing Member of Block 8 Ventures, he has successfully invested in over 25 blockchain projects and provided strategic consulting to high-growth companies. Previously, he co-founded Katapult (NASDAQ: KPLTW) and served as COO, raising over $250M in capital and expanding the team to 100+ members. Andrew’s experience includes a role as an analyst at Permian Investment Partners, where he evaluated and recommended equity investments, and as the Co-Founder and CEO of Anderson Audio Visual, growing the company to $40M in sales. His educational background includes studies in Law and Mathematics from Victoria University (New Zealand) and a Private Equity and Investment Banking Program from the Institute of Banking and Finance (New York). Andrew is also a lead mentor at Entrepreneurs Roundtable Accelerator and Parallel 18, an accomplished skier, marathon runner, and avid traveler, having visited 107 countries. Originally from New Zealand, he currently splits his time between New York, NY and San Juan, PR.

Andrew K. McCain has served as a director of the Company since May 2019. He has served as the President and Chief Executive Officer for Hensley Beverage Company since January 2024, and previously served as President and Chief Operating Officer from 2014 through January 2024. He is a board member of the Arizona Super Bowl Host Committee, the Arizona 2016 College Football Championship Local Organizing Committee, Chairman of Hensley Employee Foundation, and a Patrons Committee member of United Methodist Outreach Ministries’ New Day Centers. He is past Chairman of the Board of the Fiesta Bowl, past Chairman of the Anheuser-Busch National Wholesaler Advisory Panel, and past Chairman of the Greater Phoenix Chamber of Commerce. Mr. McCain received his Bachelor of Arts in Mathematics in 1984 and an MBA in 1986 from Vanderbilt University.

There are no family relationships among any of our directors and executive officers.

Our Board of Directors recommends a vote “for” EACH OF the nominees listed ABOVE.

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CORPORATE GOVERNANCE

Director Independence

Our Board of Directors has determined, after considering all of the relevant facts and circumstances, that Messrs. Balatsos, Khorassani, Hancox, and McCain are independent directors, as “independence” is defined by the listing standards of The Nasdaq Stock Market (“Nasdaq”) and by the SEC, because they have no relationship with us that would interfere with their exercise of independent judgment in carrying out their responsibilities as a director. Mr. Jemmett is an employee director.

Committee Charters and Code of Ethics

Our Board of Directors has adopted charters for the Audit, Compensation, Nominating and Corporate Governance Committees describing the authority and responsibilities delegated to each committee by our Board of Directors. Our Board of Directors has also adopted a Code of Ethics and Business Conduct. We post on our website, at www.ciso.inc, the charters of our Audit, Compensation, and Nominating and Corporate Governance Committees; Code of Ethics and Business Conduct and any amendments or waivers thereto; and any other corporate governance materials specified by SEC or Nasdaq regulations. These documents are also available in print to any stockholder requesting a copy in writing from our Secretary at the address of our executive offices set forth in this proxy statement.

Executive Sessions

We regularly schedule executive sessions in which independent directors meet without the presence or participation of management.

Board Committees

Our second amended and restated by-laws authorize our Board of Directors to designate from among its members one or more committees. Our Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee, each consisting entirely of independent directors as “independence” is defined by the listing standards of Nasdaq and by the SEC.

Audit Committee

The purpose of the Audit Committee is to oversee our accounting and financial reporting processes and the audit of our financial statements. The Audit Committee has responsibility for, among other things, selecting, retaining, setting the compensation for, and overseeing our independent auditors; approving all audit and non-audit services to be performed by our independent auditors; facilitating communication among our independent auditors and our financial and senior management; and risk management.

The Audit Committee currently consists of Messrs. McCain, Hancox and Balatsos. Mr. McCain chairs the Audit Committee. Our Board of Directors has determined that each of Messrs. McCain, Hancox, and Balatsos, whose backgrounds are described above, qualifies as an “audit committee financial expert” in accordance with applicable rules and regulations of the SEC.

Compensation Committee

The purpose of the Compensation Committee is to review and determine executive compensation. The Compensation Committee has responsibility for, among other things, evaluating the performance of and determining and approving the compensation for our Chief Executive Officer, reviewing and making recommendations to the Board of Directors regarding the compensation of all other executive officers, reviewing and making recommendations to the Board of Directors regarding incentive compensation plans and equity-based plans and administering such plans, reviewing and recommending to the Board of Directors regarding the compensation of director. Certain of our executive officers may occasionally attend the meetings of the Compensation Committee. However, no officer of our company is present during discussions or deliberations regarding that officer’s own compensation.

The Compensation Committee currently consists of Messrs. Khorassani, McCain, and Hancox. Mr. Khorassani chairs the Compensation Committee.

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Nominating and Corporate Governance Committee

The purpose of the Nominating and Corporate Governance Committee is to carry out the responsibilities delegated by the Board of Directors relating to our director nominations process and develop and maintain our corporate governance policies and any related matters required by the federal securities laws. The Nominating and Corporate Governance Committee has responsibility for, among other things, making recommendations to the Board of Directors regarding the selection and approval of nominees for director, developing and recommending to the Board a set of corporate governance guidelines applicable to our company, overseeing our corporate governance practices and procedures, and conducting annual Board of Director and committee evaluations.

The Nominating and Corporate Governance Committee currently consists of Messrs. Balatsos, Khorassani, and Hancox. Mr. Hancox chairs the Nominating and Corporate Governance Committee.

Risk Assessment of Compensation Policies and Practices

We have assessed the compensation policies and practices with respect to our employees, including our executive officers, and have concluded that they do not create risks that are reasonably likely to have a material adverse effect on our company.

Board’s Role in Risk Oversight

Risk is inherent in every business. As is the case in virtually all businesses, we face a number of risks, including operational, economic, financial, legal, regulatory, and competitive risks. Our management is responsible for the day-to-day management of the risks we face. Our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management.

In its oversight role, our Board of Directors’ involvement in our business strategy and strategic plans plays a key role in its oversight of risk management, its assessment of management’s risk appetite, and its determination of the appropriate level of enterprise risk. Our Board of Directors receives updates at least quarterly from senior management and periodically from outside advisors regarding the various risks we face, including operational, economic, financial, legal, regulatory, and competitive risks. Our Board of Directors also reviews the various risks we identify in our filings with the SEC as well as risks relating to various specific developments, such as acquisitions, debt and equity placements, and product introductions.

Our Board committees assist our Board of Directors in fulfilling its oversight role in certain areas of risk. Our Audit Committee oversees our financial and reporting processes and the audit of our financial statements and provides assistance to our Board of Directors with respect to the oversight and integrity of our financial statements, our compliance with legal and regulatory matters, the independent registered public accountant’s qualification and independence, and the performance of our independent registered public accountant. The Compensation Committee considers the risk that our compensation policies and practices may have in attracting, retaining, and motivating valued employees and endeavors to assure that it is not reasonably likely that our compensation plans and policies would have a material adverse effect on our company. Our Nominating and Corporate Governance Committee oversees governance related risk, such as Board independence and management and succession planning.

Board Leadership Structure

We believe that effective board leadership structure can depend on the experience, skills, and personal interaction between persons in leadership roles as well as the needs of our company at any point in time. We support flexibility in the structure of our Board of Directors by not requiring the separation of the roles of Chief Executive Officer and Chairman of the Board. At this time, our Chief Executive Officer also serves as the Chairman of our Board of Directors. Our Board of Directors believes that combining the positions of Chairman and Chief Executive Officer provides an efficient and effective leadership model, including clarity of leadership, effective decision-making, and a firm link between management and the Board of Directors. Our Board of Directors also believes that the Chief Executive Officer’s extensive understanding of our business and operations and his years of experience with our company and in the industry make him well-positioned to lead Board discussions of important matters affecting our business.

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Director and Officer Prohibited Trading Activities

We have a policy prohibiting our directors and officers, including our executive officers, and any family member residing in the same household, from engaging in certain short-term or speculative transactions involving our securities, including trading in our securities on a short-term basis (where shares purchased in the open market are held for less than six months); short sales; margining; transactions in straddles, collars, or other similar risk reduction or hedging devices; and transactions in publicly traded options.

Clawback Policy

In November 2023, we adopted an executive officer clawback policy in accordance with SEC regulations promulgated to comply with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules adopted by Nasdaq, pursuant which covered persons will be required to repay or return erroneously-awarded compensation to our company.

Compensation Committee Interlocks and Insider Participation

During our fiscal year ended December 31, 2023, the former members of the Board of Directors, Messrs. Holbrook and VanDeWeghe and the current Board member Mr. McCain served on the Compensation Committee. None of these individuals had any material contractual or other relationships with us during such fiscal year except as directors and as stated in the related party section below. During our fiscal year ended December 31, 2023, none of our executive officers served on the compensation committee or board of directors of any entity whose executive officers serve as a member of our Board of Directors or Compensation Committee.

Board and Committee Meetings

Our Board of Directors held a total of seven meetings during the fiscal year ended December 31, 2023. During the fiscal year ended December 31, 2023, the Audit Committee held five meetings, the Compensation Committee held five meetings, and the Nominating and Corporate Governance Committee held one meeting. No director attended fewer than 75% of the aggregate of (i) the total number of meetings of our Board of Directors, and (ii) the total number of meetings held by all committees of our Board of Directors on which he or she was a member.

Annual Meeting Attendance

We encourage each of our directors to attend our annual meeting of stockholders. To that end, and to the extent reasonably practicable, we will schedule a meeting of our Board of Directors on the same day as our annual meeting of stockholders.

Communications with Directors

Interested parties may communicate with our Board of Directors or specific members of our Board of Directors, including our independent directors and the members of our various Board committees, by submitting a letter addressed to the Board of Directors of CISO Global, Inc., c/o any specified individual director or directors, at the address of our executive offices set forth in this proxy statement. Any such letters will be sent to the indicated directors.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the total compensation paid or accrued during the years ended December 31, 2023 and 2022 to our Chief Executive Officer, our next three most highly compensated executive officers who were serving as executive officers on December 31, 2023, and one additional individual who served as an executive officer during the year ended December 31, 2023 but was not serving as an executive officer on December 31, 2023 (collectively, our “named executive officers”).

The following table shows the total compensation paid or accrued during the years ended December 31, 2023 and 2022 to our Chief Executive Officer, and our next two most highly compensated executive officers who were serving as executive officers on December 31, 2023, (collectively, our “named executive officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)

David G. Jemmett	2023	315,105	62,500	-	-	-	-	14,118	391,723
Chief Executive Officer	2022	250,000	116,651	-	-	-	-	225	366,876

Debra L. Smith	2023	280,642	53,125	-	-	-	-	7,576	341,343
Chief Financial Officer	2022	200,000	60,500	-	892,200	-	-	225	1,152,925

Kyle J. Young	2023	274,392	48,000	-	-	-	-	12,168	334,560
Interim Chief Operating Officer (3)	2022	-	-	-	-	-	-	-	-

(1)	The amounts in this column reflect the fair value on the grant date of the option awards granted to the named executive officer, calculated in accordance with ASC Topic 718. Stock options were valued using the Black-Scholes model. The grant-date fair value does not necessarily reflect the value of shares which may be received in the future with respect to these awards. The grant-date fair value of the stock options in this column is a non-cash expense that reflects the fair value of the stock options on the grant date and therefore does not affect our cash balance. The fair value of the stock options will likely vary from the actual value the holder receives because the actual value depends on the number of options exercised and the market price of our common stock on the date of exercise. For a discussion of the assumptions made in the valuation of the stock options, see Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023.

(2)	The amounts in the “All Other Compensation” column consist of certain benefits provided to our NEOs, which are generally available to our similarly situated employees, including 401(k) company matching and technology stipend. For Mr. Jemmett, the amounts in this column consist of 401(k) company matching contributions ($13,218) and a technology stipend ($900). For Mr. Young, the amounts in this column consist of 401(k) company matching contributions of ($11,268) and a technology stipend ($900).

(3)	Mr. Young was appointed to serve as our Interim Chief Operating Officer on March 31, 2023.

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Outstanding Equity Awards as of December 31, 2023

The following table summarizes the outstanding equity awards held by each named executive officer as of December 31, 2023.

Name	Grant Date	Number of Shares Underlying Unexercised Options (#) Exercisable	Number of Shares Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

David G. Jemmett	-	-	-	-	-

Debra L. Smith	February 1, 2021 (1)	33,332	-	30.00	February 1, 2026
	December 31, 2021 (2)	166	166	75.00	December 31, 2031
	January 14, 2022 (1)(3)	21,863	11,470	45.30	January 14, 2032

Kyle J. Young	February 1, 2021 (1)	33,332	-	30.00	February 1, 2026
	December 31, 2021 (2)	166	166	75.00	December 31, 2031
	January 14, 2022 (1)(3)	21,863	11,470	45.30	January 14, 2032

(1)	30% of the shares underlying this option vested on the one-year anniversary of the grant date with the remainder vesting month over the subsequent 24-month period.

(2)	25% of the shares underlying this option vested on the one-year anniversary of the grant date with the remainder vesting monthly over the subsequent 36-month period.

(3)	On August 22, 2022, we repriced these option grants to reflect an exercise price equal to the fair value of our common stock. Vesting provisions of these option grant remained on the same terms as the original option grant.

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Retirement Plans

We maintain a tax-qualified Section 401(k) retirement savings plan for our executive officers and other employees who satisfy the eligibility requirements. Under this plan, participants may elect to make pre-tax or Roth contributions of up to a certain portion of their current compensation, not to exceed the applicable statutory income tax limitation. We provided matching contributions made by participants in the plan up to a maximum of 3.5% of eligible compensation annually, subject to limitations in our 401(k) plan applicable to highly compensated employees. We intend for the plan to qualify under Section 401(a) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), enabling contributions by participants to the plan, and income earned on plan contributions, to not be taxable to participants until withdrawn from the plan.

Employment Agreements with our Named Executive Officers

David G. Jemmett

On September 30, 2019, we entered into an employment agreement with Mr. Jemmett to serve as our Chief Executive Officer (the “Jemmett Employment Agreement”). The Jemmett Employment Agreement is evergreen and can be terminated by either party. Pursuant to the Jemmett Employment Agreement, the Board of Directors approved an increase to Mr. Jemmett’s annual base salary from $250,000 to $375,000 and may be increased hereafter from time to time at the discretion of the Board of Directors. Mr. Jemmett’s base salary may be increased in accordance with our normal compensation and performance review policies. He is entitled to receive a discretionary annual bonus of up to 100% of his annual base salary, at the discretion of our Board of Directors, based on performance and our objectives. Subject to approval by our Board of Directors, Mr. Jemmett is entitled to stock options under our 2023 Equity Incentive Plan. The stock options will vest at 33% on the one-year anniversary of the Jemmett Employment Agreement and the remaining 66% of the options will vest monthly over the next 12 months. As of December 31, 2022, our Board of Directors had not approved or granted any stock options to Mr. Jemmett. On December 31, 2022, a bonus of $62,500 was accrued for Mr. Jemmett and subsequently paid in equal installments on April 28, May 31, and June 30, 2023. Mr. Jemmett is also eligible to participate in our standard benefit plans.

Debra L. Smith

On December 31, 2020, we entered into an employment agreement with Ms. Smith to serve as our Executive Vice President of Finance, effective as of February 1, 2021 (the “Smith Employment Agreement”). Pursuant to the Smith Employment Agreement, the Board of Directors approved an increase to Ms. Smith’s annual base salary from $200,000 to $350,000 and may be increased hereafter from time to time at the discretion of the Board of Directors. Ms. Smith also earns a guaranteed bonus of $60,000 to be paid quarterly, and an additional $60,000 at the end of each fiscal year at the discretion of our Board of Directors. A bonus of $53,125 was accrued for Ms. Smith and subsequently paid in installments on March 31, April 28, May 31, and June 30, 2023. Ms. Smith is also eligible to participate in our standard benefit plans. On June 18, 2021, we appointed Ms. Smith to serve as Chief Financial Officer. The terms of the original Smith Employment Agreement remained in force.

Kyle Young

On March 31, 2023, we entered into an employment agreement with Mr. Young to serve as our Chief Operating Officer (the “Young Employment Agreement”). The Young Employment Agreement is evergreen and can be terminated by either party. Pursuant to the Young Employment Agreement, the Board of Directors approved an increase to Mr. Young’s annual base salary from $200,000 to $350,000, and an annual bonus between 20% and 100% of base annual salary at the discretion of our Board of Directors. A bonus of $47,500 was accrued for Mr. Young and subsequently paid in installments on April 28, May 31, and June 30, 2023. Mr. Young is also eligible to participate in our standard benefit plans.

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2019 Equity Incentive Plan

Our 2019 Equity Incentive Plan (the “2019 Plan”) was designed to attract and retain the best available personnel; provide additional incentives to employees, officers, directors, and consultants who provide services to us or our affiliates; and to increase their interest in our welfare and promote the success of our business. Under the plan, we were permitted to grant incentive stock options, non-qualified stock options, and bonus stock awards. Following the effective date of our 2023 Equity Incentive Plan (the “2023 Plan”) in September 2023, we ceased making new grants under the 2019 Plan.

2023 Equity Incentive Plan

Our 2023 Plan was adopted by our Board of Directors and approved by the majority of our stockholders in August 2023. The 2023 Plan became effective on September 13, 2023. The 2023 Plan was designed to attract, motivate, retain, and reward high-quality executives and other employees, officers, directors, consultants, and other persons who provide services to our company or related entities by enabling such persons to acquire or increase a proprietary interest in our company in order to strengthen the mutuality of interests between such persons and our stockholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of stockholder value. The material features of the 2023 Plan are outlined below.

Shares available for awards; annual per-person limitations. Under the 2023 Plan, the total number of shares of our common stock (the “Shares”) reserved and available for delivery under the 2023 Plan (“Awards”) at any time during the term of the 2023 Plan will be 2,666,667 Shares plus any Shares remaining available for delivery under the 2019 Plan on the effective date of the 2023 Plan and the number of Shares underlying any award granted under the 2019 Plan that expires, terminates, or is canceled or forfeited under the terms of the 2019 Plan.

If any Shares subject to an Award are forfeited, expire, or otherwise terminate without issuance of such Shares, or are settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares to which those Awards were subject, will, to the extent of such forfeiture, expiration, termination, non-issuance, or cash settlement, again be available for delivery with respect to Awards under the 2023 Plan. However, Shares withheld to pay the exercise price and/or applicable tax withholdings with respect to an Award, will not again be available for new grants.

Substitute Awards will not reduce the Shares authorized for delivery under the 2023 Plan or authorized for delivery to a participant in any period. Additionally, in the event that a company acquired by us or any subsidiary or with which we or any subsidiary combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the 2023 Plan and will not reduce the Shares authorized for delivery under the 2023 Plan; provided, that Awards using such available shares will not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and will only be made to individuals who were not employees or directors of our company or our subsidiaries prior to such acquisition or combination.

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The aggregate fair market value of Shares on the date of grant underlying incentive stock options that can be exercisable by any individual for the first time during any year cannot exceed $100,000 (or such other amount as specified in Section 422 of the Code). Any excess will be treated as a non-qualified stock option.

The maximum number of Shares that may be delivered under the 2023 Plan as a result of the exercise of incentive stock options is 2,666,667 Shares, subject to certain adjustments.

The Committee (as defined below) is authorized to adjust the limitations on the number of Shares available for issuance under the 2023 Plan (other than the $100,000 limitation described above with respect to incentive stock option awards) and to adjust outstanding Awards (including adjustments to exercise prices of options and other affected terms of Awards) to the extent it deems equitable in the event that a dividend or other distribution (whether in cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, or other similar corporate transaction or event affects the Shares so that an adjustment is appropriate. See the sections called “Acceleration of Vesting; Change in Control” and “Other Adjustments” below for a summary of certain additional adjustment provisions of the 2023 Plan.

The 2023 Plan serves as the successor to the 2019 Plan. Outstanding awards granted under the 2019 Plan will continue to be governed by the terms of the 2019 Plan but no awards may be made under the 2019 Plan after the effective date of the 2023 Plan.

Eligibility. The persons eligible to receive Awards under the 2023 Plan are the officers, directors, employees, and consultants who provide services to us or any subsidiary. The foregoing notwithstanding, only employees of our company, or any parent corporation or subsidiary corporation of our company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), are eligible for purposes of receiving any incentive stock options that are intended to comply with the requirements of Section 422 of the Code (“ISOs”). An employee on leave of absence may be considered as still in the employ of our company or a subsidiary for purposes of eligibility for participation in the 2023 Plan. As of March 5, 2025, approximately one director, 120 employees, and 23 consultants participated in the 2023 Plan.

Administration. The 2023 Plan is administered by the Compensation Committee of the Board, which we refer to herein as the “Committee.” Subject to the terms of the 2023 Plan, the Committee is authorized to select eligible persons to receive Awards; grant Awards; determine the type, number, and other terms and conditions of, and all other matters relating to, Awards; prescribe Award agreements (which need not be identical for each participant) and the rules and regulations for the administration of the 2023 Plan; construe and interpret the 2023 Plan and Award agreements; correct defects; supply omissions or reconcile inconsistencies therein; and make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the 2023 Plan. Decisions of the Committee shall be final, conclusive, and binding on all persons or entities, including our company, any subsidiary, or any participant or beneficiary, or any transferee under the 2023 Plan or any other person claiming rights from or through any of the foregoing persons or entities.

Stock options and stock appreciation rights. The Committee is authorized to grant (i) stock options, including both ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and (ii) stock appreciation rights, entitling the participant to receive the amount by which the fair market value of a Share on the date of exercise exceeds the grant price of the stock appreciation right. The exercise price per share subject to an option and the grant price of a stock appreciation right are determined by the Committee. The exercise price per share of an option and the grant price of a stock appreciation right may not be less than 100% of the fair market value of a Share on the date the option or stock appreciation right is granted. An option granted to a person who owns or is deemed to own stock representing 10% or more of the voting power of all classes of stock of our company or any parent company (“10% owner”) will not qualify as an ISO unless the exercise price for the option is not less than 110% of the fair market value of a Share on the date the ISO is granted.

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For purposes of the 2023 Plan, the term “fair market value” means the fair market value of Shares, Awards, or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the fair market value of a Share as of any given date is the closing sales price per Share as reported on the principal stock exchange or market on which Shares are traded on the date as of which such value is being determined (or as of such later measurement date as determined by the Committee on the date the Award is authorized by the Committee), or, if there is no sale on that date, then on the last previous day on which a sale was reported. The maximum term of each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised options or stock appreciation rights at or following termination of employment or service generally are fixed by the Committee, except that no option or stock appreciation right may have a term exceeding 10 years, and no ISO granted to a 10% owner may have a term exceeding five years (to the extent required by the Code at the time of grant). Methods of exercise and settlement and other terms of options and stock appreciation rights are determined by the Committee. Accordingly, the Committee may permit the exercise price of options awarded under the 2023 Plan to be paid in cash, Shares, other Awards, or other property.

We may grant stock appreciation rights in tandem with options, which we refer to as “Tandem stock appreciation rights,” under the 2023 Plan. A Tandem stock appreciation right may be granted at the same time as the related option is granted or, for options that are not ISOs, at any time thereafter before exercise or expiration of such option. A Tandem stock appreciation right may only be exercised when the related option would be exercisable and the fair market value of the Shares subject to the related option exceeds the option’s exercise price. Any option related to a Tandem stock appreciation right will no longer be exercisable to the extent the Tandem stock appreciation right has been exercised and any Tandem stock appreciation right will no longer be exercisable to the extent the related option has been exercised.

Restricted stock and restricted stock units. The Committee is authorized to grant restricted stock and restricted stock units. Restricted stock is a grant of Shares which are subject to such risks of forfeiture and other restrictions as the Committee may impose, including time or performance restrictions or both. A participant granted restricted stock generally has all of the rights of a stockholder of our company (including voting and dividend rights, subject to restrictions and a risk of forfeiture to the same extent as the restricted stock with respect to which such dividend is payable), unless otherwise determined by the Committee. An Award of restricted stock units confers upon a participant the right to receive Shares or cash equal to the fair market value of the specified number of Shares covered by the restricted stock units at the end of a specified deferral period, subject to such risks of forfeiture and other restrictions as the Committee may impose. Prior to settlement, an Award of restricted stock units carries no voting or dividend rights or other rights associated with Share ownership, although dividend equivalents may be granted, as discussed below.

Dividend equivalents. Subject to the terms of the 2023 Plan, and applicable law, the Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, Shares, other Awards, or other property equal in value to dividends paid on a specific number of Shares or other periodic payments. Dividend equivalents may be granted alone or in connection with another Award, shall be deemed to have been reinvested in additional Shares, Awards, or otherwise, or shall be settled upon vesting of such dividend equivalent as specified by the Committee; provided, that in no event shall (i) such Dividend Equivalents be paid out to Participants prior to vesting of the corresponding Shares underlying the Award, and (ii) a participant be entitled to receive Dividend Equivalents in respect of Restricted Stock Units unless specifically provided for in an Award agreement. Notwithstanding the foregoing, dividend equivalents credited in connection with an award that vests based on the achievement of performance goals will be subject to restrictions and risk of forfeiture to the same extent as the award with respect to which such dividend equivalents have been credited.

Bonus stock and awards in lieu of cash obligations. Subject to the terms of the 2023 Plan, applicable law, and any applicable listing market, the Committee is authorized to grant Shares as a bonus free of restrictions, or to grant Shares or other Awards in lieu of company obligations to pay cash under the 2023 Plan or other plans or compensatory arrangements, subject to such terms as the Committee may specify.

Other stock-based awards. The Committee is authorized to grant Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to Shares. The Committee determines the terms and conditions of such Awards.

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Performance awards. The Committee is authorized to grant performance Awards to participants on terms and conditions established by the Committee. The performance criteria to be achieved during any performance period and the length of the performance period will be determined by the Committee upon the grant of the performance Award. Performance Awards may be valued by reference to a designated number of Shares (in which case they are referred to as performance shares) or by reference to a designated amount of property, including cash (in which case they are referred to as performance units). Performance Awards may be settled by delivery of cash, Shares, or other property, or any combination thereof, as determined by the Committee.

Other terms of awards. Awards may be settled in the form of cash, Shares, other Awards, or other property in the discretion of the Committee. Subject to the limitations under Section 409A of the Code, the Committee may require or permit participants to defer the settlement of all or part of an Award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains, and losses based on deemed investment of deferred amounts in specified investment vehicles. The Committee is authorized to place cash, Shares, or other property in trusts or make other arrangements to provide for payment of our obligations under the 2023 Plan. The Committee may condition any payment relating to an Award on the withholding of taxes and may provide that a portion of any Shares or other property to be distributed will be withheld (or that previously acquired Shares or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 2023 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Committee may, in its discretion, permit transfers, subject to any terms and conditions the Committee may impose pursuant to the express terms of an Award agreement. A beneficiary, transferee, or other person claiming any rights under the 2023 Plan from or through any participant will be subject to all terms and conditions of the 2023 Plan and any Award agreement applicable to such participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

Awards under the 2023 Plan generally are granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant Awards in exchange for other Awards under the 2023 Plan, awards under other company plans, or other rights to payment from us, and may grant Awards in addition to and in tandem with such other Awards, rights, or other awards.

Acceleration of vesting; change in control. In the event of a “change in control” of our company, as defined in the 2023 Plan, (i) any vesting, restrictions, deferral of settlement, and/or forfeiture conditions applicable to an Award will not lapse, and any performance goals and conditions applicable to an Award will not be deemed to have been met, as of the time of the change in control, unless either (i) we are the surviving entity in the change in control and the Award does not continue to be outstanding after the change in control on substantially the same terms and conditions as were applicable immediately prior to the change in control, or (ii) the successor company does not assume or substitute for the applicable Award, as determined in accordance with the 2023 Plan. Notwithstanding anything to the contrary in the 2023 Plan, if either (x) we are the surviving entity in the change in control and the Award does not continue to be outstanding immediately after the change in control on substantially the same terms and conditions as were applicable immediately prior to the change in control, or (y) the successor company or its parent company does not assume or substitute for the applicable Award, as determined in accordance with the 2023 Plan, the applicable Award agreement may provide that any vesting, restrictions, deferral of settlement, and forfeiture conditions applicable to an Award will lapse, and any performance goals and conditions applicable to an Award will be deemed to have been met, as of the time of the change in control. If the Award continues to be outstanding immediately after the change in control on substantially the same terms and conditions as were applicable immediately prior to the change in control, the successor company or its parent company assumes or substitutes for the applicable Award, as determined in accordance with the 2023 Plan, the applicable Award agreement may provide that with respect to each Award held by such participant at the time of the change in control, in the event a participant’s continuous service is terminated without “cause,” as defined in the 2023 Plan, by us or any related entity or by such successor company or by the participant for “good reason,” as defined in the 2023 Plan, within 24 months or less following such change in control, any restrictions, deferral of settlement, and forfeiture conditions applicable to each such Award will lapse, and any performance goals and conditions applicable to each such Award will be deemed to have been met, as of the date on which the participant’s continuous service is terminated.

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Subject to any limitations contained in the 2023 Plan relating to the vesting of Awards in the event of any merger, consolidation, or other reorganization in which our company does not survive, or in the event of any “change in control,” the agreement relating to such transaction and/or the committee may provide for: (i) the continuation of the outstanding Awards by our company, if our company is a surviving entity; (ii) the assumption or substitution for outstanding Awards by the surviving entity or its parent or subsidiary pursuant to the provisions contained in the 2023 Plan; (iii) full exercisability or vesting and accelerated expiration of the outstanding Awards; or (iv) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such. The foregoing actions may be taken without the consent or agreement of a participant in the 2023 Plan and without any requirement that all such participants be treated consistently.

Other adjustments. The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (i) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting our company, any subsidiary or any business unit, or the financial statements of our company or any subsidiary, (ii) in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations, or business conditions or (iii) in view of the Committee’s assessment of the business strategy of our company, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a participant, and any other circumstances deemed relevant.

Clawback of benefits. The Committee may (i) cause the cancellation or forfeiture of any Award, (ii) require reimbursement of any Award by a participant or beneficiary, and (iii) effect any other right of recoupment of equity or other compensation provided under the 2023 Plan or otherwise in accordance with any of our company policies that currently exist or that may from time to time be adopted in the future by the Company to comply with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended and along with any rules and regulations promulgated thereunder, and/or applicable stock exchange requirements, which we refer to each as a “clawback policy.” By accepting an Award, a participant is also agreeing to be bound by any clawback policy adopted by us (including any clawback policy amendment to comply with applicable laws or stock exchange requirements).

If the Participant violates a non-competition, non-solicitation, or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of our company, as determined by the Committee, then, (i) any outstanding, vested or unvested, earned or unearned portion of the Award may, at the Committee’s discretion, be canceled and (ii) the Committee, in its discretion, may require the Participant or other person to whom any payment has been made or Shares or other property have been transferred in connection with the Award to forfeit and pay over to us, on demand, all or any portion of the gain realized upon the exercise of any stock option or stock appreciation right and the value realized on the vesting or payment of any other Award.

Amendment and termination. The Board may amend, alter, suspend, discontinue, or terminate the 2023 Plan or the Committee’s authority to grant Awards without the consent of stockholders or participants or beneficiaries, except that stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which Shares may then be listed or quoted; provided that, except as otherwise permitted by the 2023 Plan or an Award agreement, without the consent of an affected participant, no such Board action may materially and adversely affect the rights of such participant under the terms of any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the 2023 Plan; provided that, except as otherwise permitted by the 2023 Plan or Award agreement, without the consent of an affected participant, no such Committee or the Board action may materially and adversely affect the rights of such participant under terms of such Award. The 2023 Plan will terminate at the earliest of (i) such time as no Shares remain available for issuance under the 2023 Plan, (ii) termination of the 2023 Plan by the Board, or (iii) the tenth anniversary of the effective date of the 2023 Plan. Awards outstanding upon expiration of the 2023 Plan will remain in effect until they have been exercised or terminated or have expired.

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Director Compensation

The following table sets forth for each non-employee director certain information concerning their compensation for the year ended December 31, 2023. Each of these non-employee directors, except for Andrew K. McCain resigned from the Board of Directors effective as of January 8, 2025.

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (2)	Non-equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Reid S. Holbrook	-	-	-	-	-	-	-
Andrew K. McCain	-	-	-	-	-	-	-
Ret. General Robert C. Oaks	-	-	-	-	-	-	-
Stephen Scott (3)	-	-	-	-	-	$159,000	$159,000
Ernest M. (Kiki) VanDeWeghe, III	-	-	-	-	-	-	-

Notes:

(1)	All directors receive reimbursement for reasonable out-of-pocket expenses in attending Board meetings and for participating in our business.

(2)	The amounts in this column reflect the fair value on the grant date of the option awards granted to the named executive, calculated in accordance with ASC Topic 718. Stock options were valued using the Black-Scholes model. The grant-date fair value does not necessarily reflect the value of shares which may be received in the future with respect to these awards. The grant-date fair value of the stock options in this column is a non-cash expense that reflects the fair value of the stock options on the grant date and therefore does not affect our cash balance. The fair value of the stock options will likely vary from the actual value the holder receives because the actual value depends on the number of options exercised and the market price of our common stock on the date of exercise. For a discussion of the assumptions made in the valuation of the stock options, see Note 10 to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2023.

(3)	Mr. Scott received payment of $11,500 per month under the terms of an independent consulting agreement to provide services relating to our strategic and business development, and sales and marketing. In July 2023, we entered into a new independent consulting agreement with Mr. Scott to provide similar services for payment for $15,000 per month. Mr. Scott resigned as a Director on May 10, 2023.

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EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information with respect to our common stock that may be issued upon the exercise of stock options under our equity compensation plans as of December 31, 2023:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	2,105,168	$31.63	4,232,853

Equity compensation plans not approved by security holders	—	—	—

Total	2,105,168	$31.63	4,232,853

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers, directors, and persons that own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Directors, officers, and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

During fiscal year of 2023, all reports which were required to be filed pursuant to Section 16(a) of the Exchange Act were filed.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 5, 2025 for (a) the named executive officers, (b) each of our directors, (c) all of our current directors and executive officers as a group, and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of March 5, 2025 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 14,476,057 shares of common stock outstanding on March 5, 2025.

Security Ownership of Certain Beneficial Holders

Name and Address of Beneficial Owner(1):	Amount of Beneficial Ownership		Percentage of Beneficial Ownership
5% Holders
Jemmett Enterprises, LLC	4,429,000	(2)	30.60%
Stephen H. Scott, Jr.	1,203,335	(3)	8.31%

Directors and Executive Officers
David G. Jemmett	4,629,001	(4)	31.98%
Debra L. Smith	66,955	(5)	*
Kyle J. Young	66,955	(6)	*
Andrew K. McCain	583,456	(7)	3.87%
Phillip Balastos	-		-
Mohsen (Michael) Khorassani	-		-
Andrew Hancox	-		-

Directors & Executive Officers as a Group (7 persons)	5,346,367	(8)	36.56%

* Less than 1% of the outstanding shares of common stock.

Notes:

*	Less than 1% of the outstanding shares of common stock.

(1)	Unless otherwise indicated, the address of record is c/o CISO Global, Inc., 6900 E. Camelback Road, Suite 900, Scottsdale, Arizona 85251.

(2)	Mr. Jemmett is the managing member of Jemmett Enterprises, LLC and has voting and dispositive power over such shares.

(3)	Consists of (i) 853,334 shares held directly by Mr. Scott; (ii) 333,334 shares beneficially held by TVMT LLC; and (iii) 16,667 shares beneficially held by JLS 401k Trust.

(4)	Consists of (i) 4,429,000 shares held by Jemmett Enterprises, LLC, of which Mr. Jemmett is the managing member and has voting and dispositive power over such shares; (ii) 133,334 shares held by Xander LLC, of which Mr. Jemmett and his wife are the sole members and have voting and dispositive power over such shares; and (iii) 66,667 shares held by Dana Borgman Trust.

(5)	Consists of 66,955 shares issuable upon exercise of options exercisable within 60 days after March 5, 2025.

(6)	Consists of 66,955 shares issuable upon exercise of options exercisable within 60 days after March 5, 2025.

(7)	Consists of (i) 25,000 shares held indirectly as executor of the Andrew and Lucy McCain Family Trust, for which Mr. McCain has voting and dispositive power; (ii) 200,000 shares held by Hensley & Company, for which Mr. McCain has voting and dispositive power; (iii) 26,666 shares issuable upon the exercise of stock options within 60 days after March 5, 2025; and (iv) 331,790 shares issuable upon conversion of a note payable held by Hensley & Company.

(8)	Includes 200,575 shares issuable upon the exercise of stock options and 331,790 shares issuable upon conversion of a note payable.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

Except as set out below, during the year ended December 31, 2023, there were no transactions, or currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any of the following persons had or will have a direct or indirect material interest:

●	any director or executive officer of our company;
●	any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
●	any promoters and control persons; and
●	any member of the immediate family (including spouse, parents, children, siblings and in laws) of any of the foregoing persons.

Independent Consulting Agreement with Stephen Scott

In August 2020, we entered into an Independent Consulting Agreement with Stephen Scott, a then director of our company, with respect to advisory and consulting services relating to our strategic and business development, and sales and marketing. Mr. Scott received a consulting fee of $11,500 per month for such services.

In July 2023, we entered into an Independent Consulting Agreement with Mr. Scott, to provide, on a non-exclusive basis, advisory and consulting services relating to our strategic and business development, intellectual property development, banking relationships, and strategic M&A for a period of one year. Mr. Scott will receive a consulting fee of $15,000 per month for such services under the terms of this agreement. During the years ended December 31, 2023 and 2022, we paid consulting fees to Mr. Scott in the amounts of $159,000 and $138,000, respectively.

Managed Services Agreement with Hensley Beverage Company

In July 2021, we entered into a 1-year Managed Services Agreement with Hensley & Company, d/b/a/ Hensley Beverage Company, an entity affiliated with Mr. McCain, a director of our company, to provide secured managed services. We also may be engaged by Hensley Beverage Company from time to time to provide other related services outside the scope of the Managed Services Agreement. While the agreement provides for a term through December 31, 2021, the agreement will continue until terminated by either party. For the years ended December 31, 2023 and 2022, we received $1,417,398 and $850,445, respectively from Hensley Beverage Company for contracted services and had an outstanding receivable balance of $152,213 and $15,737 as of December 31, 2023 and 2022, respectively.

Convertible Note Payable with Hensley & Company

In March 2023, we issued an unsecured convertible note to Hensley & Company in the principal amount of $5,000,000 bearing an interest rate of 10.00% per annum. The principal amount, together with accrued and unpaid interest is due on March 20, 2025. At any time prior to or on the maturity date, Hensley & Company is permitted to convert all or any portion of the outstanding principal amount and all accrued and unpaid interest thereon into shares of our common stock at a conversion price of $18.00 per share ($1.20 on a pre-reverse split basis). During the year ended December 31, 2023, we recorded interest expense of $388,888 and as of December 31, 2023, we had accrued interest of $388,888. Andy McCain, a director of our company, is President and Chief Executive Officer of Hensley & Company.

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PROPOSAL TWO – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

Our Audit Committee has appointed Semple, Marchal & Cooper, LLP (“SMC”) to audit the consolidated financial statements of our company for the fiscal year ending December 31, 2024 and recommends that stockholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. We anticipate that representatives of SMC will be present at the meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

The Audit Committee has considered whether the provision of non-audit services by our independent registered public accountant is compatible with maintaining their independence and has determined that SMC’s independence is not compromised by providing such services.

Audit Fees and Audit-Related Fees

Services	2023	2022
Audit fees (1)	$498,395	$369,481
Audit-related fees (2)	51,863	104,663
Tax fees (3)	65,827	50,213
All other fees	17,235	-
Total fees	$633,320	$524,357

(1)	Audit fees consisted of billing for professional services normally provided in connection with statutory and regulatory filings, including (i) fees associated with the audits of our financial statements for the years ended December 31, 2023 and 2022 and, (ii) fees associated with quarterly reviews for the quarters ended March 31, 2023 and 2022, June 30, 2023 and 2022, and September 30, 2023 and 2022.

(2)	Audit related fees consisted of billings for professional services for reviews of our periodic filings under form 10-K and 10-Q and acquisition audits for the years ended December 31, 2023 and 2022.

(3)	Tax fees consisted primarily of tax related advisory and preparation services.

Audit Committee Pre-Approval Policies

The charter of our Audit Committee provides that the authority and responsibilities of our Audit Committee include the pre-approval of all audit and permitted non-audit and tax services that may be provided by our independent auditors or other registered public accounting firms, and the establishment of policies and procedures for the Audit Committee’s pre-approval of permitted services by our independent auditors or other registered public accounting firms on an on-going basis.

For audit services, each year our independent auditor provides our Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the year, which must be formally accepted by our Audit Committee before the audit commences prior to engagement of an independent auditor for next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of three categories of services to our Audit Committee for approval.

All of the services provided by SMC described above under the caption “Audit-Related Fees” were approved by our Audit Committee pursuant to our Audit Committee’s pre-approval policies.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF SEMPLE, MARCHAL & COOPER, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANT OF OUR COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

23

DEADLINES FOR RECEIPT OF STOCKHOLDER PROPOSALS

If any stockholder intends to present a proposal (other than for director nominations) for inclusion in our proxy materials for our 2025 Annual Meeting of Stockholders, such proposal must comply with all of the procedural and substantive requirements of SEC Rule 14a-8 under the Exchange Act and must be submitted in writing and received by us at CISO Global, Inc., 6900 E. Camelback Road, Suite 900, Scottsdale, Arizona 85251, Attention: Secretary, within a reasonable time before we begin to print and disseminate our definitive proxy materials. Any proposal and supporting statement submitted by a stockholder pursuant to SEC Rule 14a-8 for inclusion in our proxy statement may not exceed an aggregate of 500 words.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for information statements with respect to two or more stockholders sharing the same address by delivering a single Information Statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

If you and other stockholders of record with whom you share an address currently receive multiple copies of this Information Statement and would like to participate in our householding program, please contact our Corporate Secretary by calling (480) 389-3444, or by mailing a request to Attn: Corporate Secretary, 6900 E. Camelback Road, Suite 900, Scottsdale, Arizona 85251. Alternatively, if you participate in householding and wish to revoke your consent and receive separate copies of this Information Statement, please contact our Corporate Secretary as described above.

A number of brokerage firms have instituted householding. If you hold your shares in street name, please contact your bank, broker, or other holder of record to request information about householding.

OTHER MATTERS

We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the proxy to vote the shares they represent as our Board of Directors may recommend.

24

CISO GLOBAL, INC.

TO BE HELD APRIL 24, 2025

The undersigned stockholder of CISO Global, Inc., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company and hereby constitutes and appoints David G. Jemmett and Debra L. Smith, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned with all powers that the undersigned would have if personally present, at the 2024 Annual Meeting of Stockholders of the Company, to be held on Thursday, April 24, 2025, at 1:00 p.m., local time, at 6900 E. Camelback Road, Suite 900, Scottsdale, Arizona 85251 and at any adjournment or postponement thereof, and to vote all shares of the Company’s Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on below.

The proxy holder is authorized to act, in accordance with his or her discretion, upon all matters incident to the conduct of the meeting and upon other matters that come before the meeting, subject to compliance with Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended. This proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of the nominee directors; FOR the ratification of the appointment of Semple, Marchal & Cooper, LLP as the independent registered public accountant of the Company for the fiscal year ending December 31, 2024; and as said proxies deem advisable on such other matters as may come before the meeting.

A majority of such proxies or substitutes as shall be present and shall act at the meeting or any adjournment or postponement thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder. The undersigned hereby revokes any and all proxies heretofore given by the undersigned to vote at said meeting.

Your Internet, e-mail, or facsimile vote authorizes the named proxies to vote these shares in the same manner as if you marked, signed, and returned your proxy card.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEE DIRECTORS; AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF SEMPLE, MARCHAL & COOPER, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANT OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

1.	PROPOSAL 1: ELECTION OF DIRECTORS: To elect as directors each of the nominees listed below to serve until our next annual meeting of stockholders and until their successors are elected and qualified.

Phillip Balatsos:	☐	FOR	☐	AGAINST	☐	ABSTAIN
Mohsen (Michael) Khorassani:	☐	FOR	☐	AGAINST	☐	ABSTAIN
Andrew Hancox:	☐	FOR	☐	AGAINST	☐	ABSTAIN
David G. Jemmett:	☐	FOR	☐	AGAINST	☐	ABSTAIN
Andrew K. McCain:	☐	FOR	☐	AGAINST	☐	ABSTAIN

2.	PROPOSAL 2: To ratify the appointment of Semple, Marchal & Cooper, LLP, an independent registered public accounting firm, as the independent registered public accountant of our company for the fiscal year ending December 31, 2024.

☐	FOR	☐	AGAINST	☐	ABSTAIN

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no directions are made, this proxy will be voted FOR all directors and FOR proposals 2. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Please sign below exactly as your shares are held of record. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If a partnership, please sign in partnership name by authorized person.

Date:	_________________, 2025
Signature

Title

Signature, if held jointly:

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE.

VOTING METHODS:

Vote By Internet

Go to https://onlineproxyvote.com/CISO/2025. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 23, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Vote by E-mail – (proxyvote@stctransfer.com)

Mark, sign, and date your proxy card and use any e-mail to transmit this proxy card up until 11:59 p.m. Eastern Time on April 23, 2025.

Vote by Facsimile – ((469) 633-0088)

Mark, sign, and date your proxy card and use any facsimile to transmit this proxy card up until 11:59 p.m. Eastern Time on April 23, 2025.

Vote by Mail

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to:

Attention Proxy Department

Securities Transfer Corporation

2901 N. Dallas Parkway, Suite 380

Plano, TX 75093

Vote In Person

You may attend the meeting and vote in person during the meeting.